EXHIBIT 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

I hereby certify that, to the best of my knowledge and belief, this Quarterly Report on Form 10-Q for the period ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Wilshire Financial Services Group Inc.

Date: November 14, 2002	/s/ BRUCE A. WEINSTEIN
Bruce A. Weinstein
Executive Vice President
Chief Financial Officer